UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 1, 2025

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 1, 2025, Air Lease Corporation, a Delaware corporation (the “Company” or “Air Lease”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Gladiatora Designated Activity Company, an Irish private limited company (“Parent”), and Takeoff Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and subject to the conditions contained in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”). Parent is new holding company owned by Sumitomo Corporation, a Japanese corporation (“Sumitomo”), SMBC Aviation Capital Limited, a company incorporated with limited liability in Ireland (“SMBC AC” and, together with Sumitomo, the “Guarantors”), Apollo Capital Management, L.P. (“Apollo”) and Brookfield Asset Management Ltd. (“Brookfield” and, together with Apollo and the Guarantors, the “Equity Investors”).

Pursuant to the Merger Agreement, subject to the conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock of the Company (the “Common Stock”) (other than (i) any Dissenting Shares (as defined in the Merger Agreement) and (ii) shares to be canceled or converted into shares of the surviving company pursuant to the Merger Agreement), will be converted into the right to receive $65.00 in cash, without interest (the “Merger Consideration”). Pursuant to the Merger Agreement, at the Effective Time, each share of 4.65% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”) and 6.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D (“Series D Preferred Stock”) of the Company issued and outstanding immediately prior to the Effective Time will remain outstanding and will be deemed to be a share of preferred stock of the surviving corporation with the same rights, powers, privileges and voting powers, and restrictions and limitations thereof applicable to such series of preferred stock.

Under the terms of the Merger Agreement, at the Effective Time, (i) each outstanding restricted stock unit of the Company (each, a “Company RSU”) that is vested (but not yet settled) immediately prior to the Effective Time or becomes vested as of the Effective Time in accordance with its terms will be converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of Common Stock subject to such Company RSU, (ii) each outstanding Company RSU that is not covered by clause (i) will be converted into the contingent right to receive from Parent or the surviving corporation an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of Common Stock subject to such Company RSU (each, a “Converted RSU Cash Award”) and (iii) each outstanding performance stock unit of the Company (each, a “Company PSU”) will be converted into a contingent right to receive from Parent or the surviving corporation an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of Common Stock issuable pursuant to each such Company PSU determined based upon the greater of the target level of performance and the actual level of performance calculated as of the latest practicable date prior to the Effective Time (each, a “Converted PSU Cash Award”). Each Converted RSU Cash Award and Converted PSU Cash Award will be subject to the same vesting terms and conditions as applied to the corresponding Company RSU and Company PSU, respectively, immediately prior to the Effective Time, except that Converted PSU Cash Awards will not be subject to any performance-based conditions.

Consummation of the Merger is subject to customary conditions, including without limitation, (i) the adoption and approval of the Merger Agreement and the transactions contemplated thereby by the affirmative votes of holders of a majority of the outstanding shares of Common Stock at a meeting of the Company’s stockholders, (ii) the expiration or termination of the waiting period applicable to the Merger and the other transactions contemplated thereby (including the Orderbook Transfer (as defined in the

Merger Agreement and described below)) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and under certain non-U.S. antitrust and competition laws, and the receipt of approval of the Committee on Foreign Investment in the United States under the Defense Production Act and under certain non-U.S. investment laws, (iii) the absence of any applicable law, judgment, or other legal restraint or prohibition or binding order or determination by any governmental entity (“Legal Restraint”) that prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) the accuracy of each party’s representations and warranties (subject to certain qualifications), (v) each party’s performance in all material respects of its obligations under the Merger Agreement and (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent, and Merger Sub. Among other things, the Company has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company is permitted to pay regular quarterly cash dividends up to $0.22 per share of Common Stock, $11.625 per share of Series B Preferred Stock, $10.3125 per share of Series C Preferred Stock, and $15.00 per share of Series D Preferred Stock (which amounts in respect of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may be adjusted in accordance with the dividend reset provisions contained in the relevant certificates of designation) pursuant to the Merger Agreement. The Merger Agreement provides that, subject to the other terms of the Merger Agreement, the parties must cooperate with each other and use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable under the Merger Agreement and applicable laws to consummate the Merger Agreement and the transactions contemplated thereby as promptly as reasonably practicable, subject to certain limitations set forth in the Merger Agreement.

The Merger Agreement also requires the Company to provide commercially reasonable cooperation to Parent and Merger Sub to facilitate the transfer, effective immediately after the Effective Time, of the OEM Contracts (as defined in the Merger Agreement) comprising the Company’s orderbook to SMBC AC, including reasonable best efforts to obtain consents from applicable original equipment manufacturers as may be required and enter into required documentation in order to novate or otherwise transfer the orderbook to SMBC AC at the Effective Time. The receipt of third-party consents to such transfer is not a condition to the Effective Time.

The Merger Agreement contains specified termination rights for each of the parties. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a qualifying “Superior Proposal” (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $225,000,000. Parent must pay to the Company a termination fee of $350,000,000 (the “Parent Regulatory Termination Fee”) if either Parent or the Company terminates the Merger Agreement in certain circumstances where the Merger Agreement is terminated due to failure to obtain a required regulatory approval by the End Date (as defined in the Merger Agreement) or due to a Legal Restraint related to a failure to obtain a required regulatory approval.

Concurrently with the execution of the Merger Agreement, Parent obtained equity and debt financing commitments for the Merger and the transactions contemplated thereby. The Equity Investors delivered equity commitment letters to Parent, pursuant to which the Equity Investors have committed to invest up to an aggregate amount of $5,404,613,000 in equity securities of Parent (the “Equity Financing”) on the terms and subject to conditions set forth in the equity commitment letters (“Equity Commitment Letters”). Parent also obtained debt commitment letters from lenders (the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the “Commitment Letters”) to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letters, up to an aggregate amount of $12,100,000,000 in debt financing (the “Debt Financing”, and together with the Equity Financing, the “Financing”). The Financing will be used to fund all amounts required to pay the Merger Consideration and all related fees, costs and expenses incurred by Parent in connection with, or upon the consummation of, the Merger. The Merger is not subject to any financing contingency.

In addition, concurrently with the execution of the Merger Agreement, the Guarantors have entered into limited guarantees in favor of the Company, guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, in each case, subject to certain terms and limitations.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or, with respect to certain representations, in the event the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that the Company files with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Voting Agreement

Also on September 1, 2025, Parent entered into a Voting Agreement (the “Voting Agreement”) with each of the Company’s directors as well as with executive officers Gregory Willis and Carol Forsyte (collectively, the “Relevant Stockholders”). As of August 29, 2025, the Relevant Stockholders directly beneficially owned, in the aggregate, 6,895,945 of the Company’s issued and outstanding Common Stock, representing approximately 6.17% of the Company’s total issued and outstanding Common Stock as of the same date. Pursuant to the Voting Agreement, each Relevant Stockholder has agreed to vote all of the Company’s Common Stock owned by such Relevant Stockholder (subject to certain excluded shares of Common Stock and an aggregate cap of 4.99% of the Company’s issued and outstanding Common Stock being subject to the Voting Agreement) (a) in favor of (i) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (ii) the approval of any proposal to adjourn or postpone any Company stockholder meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment, and (iii) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against certain Alternative Proposals (as defined in the Merger Agreement) and certain other matters that would result in the Company being in breach of the Merger Agreement or prevent, materially impair or materially delay consummation of the Merger or any of the transactions contemplated by the Merger Agreement. The Voting Agreement also contains certain limitations on the transfer of shares held by the Relevant Stockholders.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

On September 2, 2025, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or that the required approval of the Merger Agreement by the holders of Common Stock may not be obtained; (ii) the business of Air Lease may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the Merger Agreement contains restrictions on Air Lease’s ability to incur additional debt, which may negatively impact its liquidity and ability to maintain its investment grade ratings; (iv) the transaction may involve unexpected costs, liabilities or delays; (v) legal proceedings may be initiated related to the transaction; (vi) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vii) an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement); and (viii) other risk factors as detailed from time to time in Air Lease’s reports filed with the Securities and Exchange Commission (the “SEC”), including Air Lease’s Annual Report on Form 10-K for the year ended December 31, 2024, and Air Lease’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties may emerge from time to time, and it is not possible for Air Lease to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. Air Lease expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect actual results or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, Air Lease intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Air Lease will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Air Lease, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Air Lease’s SEC filings in connection with the transaction, free of charge, by directing a request to Air Lease, Attention: Investor Relations, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, CA 90067.

Participants in the Merger Solicitation

Air Lease and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Air Lease’s directors and executive officers is available in its definitive proxy statement for its 2025 annual meeting of stockholders filed with the SEC on March 18, 2025. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 1, 2025, by and among Air Lease Corporation, Gladiatora Designated Activity Company and Takeoff Merger Sub Inc.

10.1	Voting Agreement, dated as of September 1, 2025, by and among Gladiatora Designated Activity Company and Steven Udvar-Házy, John Plueger, Robert Milton, Matthew Hart, Yvette Hollingsworth Clark, Cheryl Gordon Krongard, Marshall Larsen, Susan McCaw, Ian Saines, Gregory Willis and Carol Forsyte.

99.1	Air Lease Corporation Press Release dated September 2, 2025.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

*

Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: September 2, 2025	/s/ Gregory B. Willis
Gregory B. Willis
Executive Vice President and Chief Financial Officer

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